LIQUIDITY SERVICES ANNOUNCES FIRST QUARTER FISCAL YEAR 2020 FINANCIAL RESULTS
•GMV of $148.6 million -- GAAP Revenue of $49.5 million -- GAAP Net Loss of $5.2 million
•Non-GAAP Adjusted EBITDA of $(2.1) million
•Launch of unified marketplace for industrial sellers expands opportunity and provides a superior user experience

Bethesda, MD - February 6, 2020 - Liquidity Services (NASDAQ: LQDT; www.liquidityservices.com), a global solution provider in the reverse supply chain with the world’s largest marketplace for business surplus, today announced financial results for the first quarter fiscal year 2020 ended December 31, 2019. The Company's Q1-FY20 performance was within the guidance range for all metrics including Gross Merchandise Volume (GMV), GAAP Net Loss, GAAP EPS, Non-GAAP Adjusted EBITDA and Non-GAAP Adjusted EPS.

"During our first quarter fiscal year 2020, the majority of our business performed well as our Retail Supply Chain Group (RSCG), GovDeals and Machinio segments continued to expand their market share while our Capital Assets Group (CAG) segment performed below expectations. Our RSCG segment GMV grew 12% over the prior year period marking our tenth consecutive quarter of double-digit year-over-year GMV growth in this segment, as we continue to deliver significant value to our retail and consumer brand manufacturer sellers and buyers. Our core GovDeals segment GMV grew 5% and we signed over 300 new agency clients as we added market share in California, Minnesota, New York, Oregon and Texas. Our Machinio segment revenue grew 85% over the prior year period as we continued to expand our data driven solutions for the marketing and sale of industrial equipment including: machine tools, construction and agricultural equipment, commercial trucks, and biopharma assets,” said Bill Angrick, Chairman and CEO of Liquidity Services.

"Our CAG segment GMV declined 36% versus the prior year period and was impacted by the wind down of our DoD Scrap contract and softness in our energy and industrial verticals in the Americas and Asia Pacific regions. We have launched a new self-directed offering for industrial sellers and are in the process of migrating more of our existing CAG sellers from our fully-managed solutions to our self-directed platform solutions and have had early positive response as customers have greater control and flexibility over the timing of their sales, reduced costs, and access to the power of our 3.6 million registered buyers," continued Angrick.

In support of our RISE strategy, which is focused on recovery maximization, increasing sales, service expansion and expense leverage, we have activated the beta version of our new, unified marketplace which consolidates all asset listings from our legacy CAG marketplaces which includes NetworkIntl.com and Go-Dove.com. Buyers can now find, bid on and buy all assets from our CAG industrial sellers in a single marketplace with a superior user experience. As we complete this marketplace consolidation we anticipate gaining marketing and operational efficiencies that will enhance the value we deliver for sellers and buyers.

“We are excited by the opportunities to leverage the investments we’ve made in our marketplace platform, data driven marketing tools, and domain expertise to grow asset light services with recurring revenue characteristics in multiple verticals and geographies. We anticipate improved growth for the remainder of FY20 as a direct result of these investments,” continued Angrick.

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First Quarter Consolidated Operating and Earnings Results
The Company reported Q1-FY20 GMV of $148.6 million, down from $158.5 million in the prior year’s comparable period, including the reduction of the DoD Scrap contract. GMV is an operating measure of the total sales value of all merchandise sold by us or our sellers through our marketplaces and other channels during a given period of time. GAAP Revenue for Q1-FY20 was $49.5 million, down from $54.1 million in the prior period. GMV declined 6% and GAAP Revenue declined 8% compared to the prior year, inclusive of the decline from the DoD Scrap contract. GAAP Net Loss for Q1-FY20 was $5.2 million, which resulted in a diluted loss per share of $0.15 based on a weighted average of 33.5 million diluted shares outstanding, compared to GAAP Net Loss of $5.0 million and $0.15 respectively, in the prior period. Our Non-GAAP adjusted net loss excludes stock compensation expense, impairment and business realignment expenses, acquisition costs, deferred revenue purchase accounting adjustments, fair value adjustments to acquisition earn-outs, and the estimated impact of income taxes on these Non-GAAP adjustments and non-recurring tax adjustments. For Q1-FY20 our non-GAAP adjusted net loss was $4.1 million or $0.12 adjusted diluted loss per share, a decrease compared to the prior period of $3.3 million and $0.10 adjusted diluted loss per share.

Non-GAAP Adjusted EBITDA, which excludes stock-based compensation expense, acquisition costs such as transaction expenses and changes in earn-out estimates, business realignment expense, deferred revenue purchase accounting adjustments, and goodwill and long-lived asset impairment, was a loss of $2.1 million, a decline from a loss in the same period last year of $1.7 million.

Q1-FY20 comparative year-over-year consolidated financial results reflect double-digit GMV growth in our RSCG segment, as we grew volumes and programs with existing and new seller accounts, GMV growth in our GovDeals segment as we added new sellers, and 85% revenue growth in our Machinio segment. Including our DoD Scrap contract, our commercial activity in the CAG segment declined 36% as compared to a strong performance in our Asia Pacific region in the comparative quarter and ongoing softness in our energy vertical. We also incurred lower expenses from the benefit of the FY-19 reorganization.

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Q1 Quarter Segment Operating and Earnings Results
We present operating results in four reportable segments: GovDeals, RSCG, CAG and Machinio. Each segment currently offers separately branded marketplaces to enable sellers to achieve channel marketing objectives to reach buyers. Across our segments, we offer our sellers various pricing and transaction models and a suite of services, and our revenues vary depending upon the pricing models employed and the level of service selected by sellers.

Our Q1-FY20 segment results are as follows (unaudited, in millions):

	Three Months Ended December 31,
	2019	2018
GovDeals[1]:
GMV	$79.2	$76.3
Revenue	$8.0	$7.7
Gross profit	$7.4	$7.1

RSCG:
GMV	$39.9	$35.4
Revenue	$31.7	$29.5
Gross profit	$10.3	$9.5

CAG[2]:
GMV	$29.5	$46.4
Revenue	$7.9	$15.5
Gross profit	$5.8	$8.9

Machinio:
GMV	$—	$—
Revenue	$1.9	$1.0
Gross profit	$1.8	$0.9

Corporate & Other[3]:
GMV	$—	$0.4
Revenue	$—	$0.4
Gross profit	$—	$0.1

Consolidated:
GMV	$148.6	$158.5
Revenue	$49.5	$54.1
Gross profit	$25.3	$26.5
1GovDeals consists of the state and municipal government business. Through Q4 FY19 this includes commercial self-directed GMV as part of our Auction Deals marketplace, which in Q1 FY20 is reflected in the CAG segment.
2CAG consists of our energy and industrial commercial verticals, our DoD Scrap contract, and beginning in Q1 FY20 commercial transactions within our unified marketplace, which was previously referred to as AuctionDeals.
3Corporate & Other primarily consists of the Company's former IronDirect operating segment, which was wound-down in January 2019, and is not individually significant, and elimination adjustments.

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Additional First Quarter 2020 Operational Results
•Registered Buyers — At the end of Q1-FY20, registered buyers totaled approximately 3,630,000, representing a 3.3% increase over the approximately 3,514,000 registered buyers at the end of Q1-FY19.
•Auction Participants — Auction participants, defined as registered buyers who have bid in an auction during the period (a registered buyer who bids in more than one auction is counted as an auction participant in each auction in which he or she bids), decreased to approximately 453,000 in Q1-FY20, a 8.1% decrease from the approximately 493,000 auction participants in Q1-FY19.
•Completed Transactions — Completed transactions decreased to approximately 136,000, a 6.2% decrease for Q1-FY20 from the approximately 145,000 completed transactions in Q1-FY19.

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Business Outlook
We anticipate that our Q2-FY20 top line results will improve sequentially from Q1-FY20 and year-over-year from Q2-FY19. Compared to Q2-FY19, we expect top line GMV growth in our RSCG and GovDeals segments as we continue to deliver value and drive higher recovery rates for our sellers. We believe that while our CAG segment GMV will be up from Q4-FY19, it will be down compared to the prior year. Compared to Q2-FY19, we expect our Net Loss to improve reflecting the impact of lower stock compensation expense, while Adjusted EBITDA will reflect the impact of the DoD Scrap wind down and higher sales & marketing expenses compared to the prior year as we grow our business.

These forward-looking statements reflect the trends and assumptions for Q2-FY20 compared to the prior year comparable period:

1.continued growth in our RSCG, GovDeals and Machinio segments;
2.increased sales headcount to support growth opportunities in our GovDeals and RSCG segments;
3.continued spending as we launch incremental functionality within our new unified marketplace and for the implementation of tools for data-driven product recommendations, omni-channel behavioral marketing and predictive analytics;
4.benefits from restructuring and business realignment activities to streamline our organizational processes;
5.variability in project size and timing within our CAG segment;
6.negative prior year comparisons in our CAG segment related to the conclusion of our DoD Scrap contract;
7.variability in our GMV to Revenue ratio based on mix of pricing model and expansion of fee for service offerings; and
8.no delays or disruption to business activity related to the coronavirus.

For Q2-FY20 our guidance is as follows:

GMV - We expect GMV for Q2-FY20 to range from $145 million to $165 million.

GAAP Net Loss - We expect GAAP Net Loss for Q2-FY20 to range from $(5.6) million to $(2.2) million.

GAAP Diluted EPS - We expect GAAP Diluted Loss Per Share for Q2-FY20 to range from $(0.17) to $(0.07).

Non-GAAP Adjusted EBITDA - We expect non-GAAP Adjusted EBITDA for Q2-FY20 to range from $(2.5) million to $0.5 million.

Non-GAAP Adjusted Diluted EPS - We expect non-GAAP Adjusted Loss Per Diluted Share for Q2-FY20 to range from $(0.13) to $(0.04).

This guidance assumes a diluted weighted average number of shares outstanding for the quarter of 33.8 million and that we will not repurchase shares during the quarter with the approximately $10.1 million available under the share repurchase program.

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Liquidity Services
Reconciliation of GAAP to Non-GAAP Measures

Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA. Non-GAAP EBITDA is a supplemental non-GAAP financial measure and is equal to net loss plus interest and other expense, net; provision (benefit) for income taxes; and depreciation and amortization. Our definition of Non-GAAP Adjusted EBITDA differs from Non-GAAP EBITDA because we further adjust Non-GAAP EBITDA for stock-based compensation expense, acquisition costs such as transaction expenses and changes in earn-out estimates, business realignment expense, deferred revenue purchase accounting adjustments, and goodwill and long-lived asset impairment.

	Three Months Ended December 31,
	2019	2018
	(Unaudited)
Net loss	$(5,196)	$(5,022)
Interest and other income, net[1]	(166)	(233)
Provision (benefit) for income taxes	458	266
Depreciation and amortization	1,572	1,204
EBITDA	(3,332)	(3,785)
Stock compensation expense[2]	1,039	1,513
Acquisition costs and impairment of long-lived assets[3]	5	82
Business realignment expenses[3,4]	—	34
Fair value adjustments to acquisition earn-outs[3]	200	—
Deferred revenue purchase accounting adjustment	3	432
Adjusted EBITDA	$(2,085)	$(1,724)
1 Represents Interest and other income, net, per the Statement of Operations, excluding the non-service components of net periodic pension (benefit) expense.
2 Excludes the impact of forfeitures of stock awards by employees terminated by business realignment actions, which is included in the business realignment expenses line. There were no impacts for the three months ended December 31, 2019 and 2018.
3 Acquisition costs, impairment of long-lived assets, fair value adjustments to acquisition earn-outs, and business realignment expenses are components of Other operating expenses on the Statements of Operations.
4 Business realignment expense includes the amounts accounted for as exit costs under ASC 420 as described in Note 10 to the Consolidated Financial Statements, and the related impacts of business realignment actions subject to other accounting guidance. There were no related impacts for the three months ended December 31, 2019 and 2018.

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Non-GAAP Adjusted Net Loss and Non-GAAP Adjusted Basic and Diluted Earnings Per Share. Non-GAAP Adjusted Net Loss is a supplemental non-GAAP financial measure and is equal to net loss plus stock compensation expense, impairment and business realignment expenses, acquisition costs, deferred revenue purchase accounting adjustments, fair value adjustments to acquisition earn-outs, and the estimated impact of income taxes on these non-GAAP adjustments and non-recurring tax adjustments. Adjusted basic and diluted loss per share are determined using Non-GAAP Adjusted Net Loss. For Q1-FY20 the tax rate used to estimate the impact of income taxes on the non-GAAP adjustments was 13.0% compared to 16.8% used for the Q1-FY19 results. The 13.0% tax rate excludes the impact of the charge to our U.S. valuation allowance.

	Three Months Ended December 31,
	2019	2018
(Dollars in thousands, except per share data)	(Unaudited)
Net loss	$(5,196)	$(5,022)
Stock compensation expense	1,039	1,513
Acquisition costs and impairment of long-lived assets*	5	82
Business realignment expenses*	—	34
Fair value adjustment to acquisition earn-outs*	200	—
Deferred revenue purchase accounting adjustment	3	432
Income tax impact of adjustments	(162)	(346)
Adjusted net loss	$(4,111)	$(3,307)
Adjusted basic and diluted loss per common share	(0.12)	(0.10)
Basic and diluted weighted average shares outstanding	33,545,235	32,808,144
*Acquisition costs and impairment of long-lived assets, business realignment expenses, and fair value adjustments to acquisition earn-outs, which are excluded from Adjusted EBITDA, are included in Other operating expenses on the Statements of Operations.

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Q1-FY20 Conference Call
The Company will host a conference call to discuss this quarter's results at 10:30 a.m. Eastern Time today. Investors and other interested parties may access the teleconference by dialing (844) 795-4614 or (661) 378-9639 and providing conference identification number 2486363 A live web cast of the conference call will be provided on the Company's investor relations website at http://investors.liquidityservices.com. An archive of the web cast will be available on the Company's website until February 6, 2021 at 11:59 p.m. ET. An audio replay of the teleconference will also be available until February 20, 2020 at 11:59 p.m. ET. To listen to the replay, dial (855) 859-2056 or (404) 537-3406 and provide conference identification number 2486363 . Both replays will be available starting at 1:30 p.m. ET on the day of the call.

Non-GAAP Measures
To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP measures of certain components of financial performance. These non-GAAP measures include earnings before interest, taxes, depreciation and amortization (EBITDA), Adjusted EBITDA, Adjusted Net Loss and Adjusted Earnings per Share. These non-GAAP measures are provided to enhance investors’ overall understanding of our current financial performance and prospects for the future. We use EBITDA and Adjusted EBITDA: (a) as measurements of operating performance because they assist us in comparing our operating performance on a consistent basis as they do not reflect the impact of items not directly resulting from our core operations; (b) for planning purposes, including the preparation of our internal annual operating budget; (c) to allocate resources to enhance the financial performance of our business; (d) to evaluate the effectiveness of our operational strategies; and (e) to evaluate our capacity to fund capital expenditures and expand our business. Adjusted EPS is the result of our adjusted net loss and diluted shares outstanding.

We believe these non-GAAP measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of our core operating measures. In addition, because we have historically reported certain non-GAAP measures to investors, we believe the inclusion of non-GAAP measures provides consistency in our financial reporting. These measures should be considered in addition to financial information prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. A reconciliation of all historical non-GAAP measures included in this press release, to the most directly comparable GAAP measures, may be found in the financial tables included in this press release.

We are not providing a reconciliation of our guidance for Non-GAAP Adjusted EBITDA and Non-GAAP Adjusted EBITDA EPS to our guidance for GAAP Net Loss and GAAP Diluted EPS, respectively, because this reconciliation would require us to make projections regarding the amount of stock-based compensation expense and benefit for income taxes, which are reconciling items between GAAP Net Loss and Adjusted EBITDA, as well as the impact of foreign currency fluctuations. These items will impact net income and are out of our control and/or cannot be reasonably predicted due to their high variability and complexity, and inherent uncertainty. For example, equity compensation expense would be difficult to predict because it depends on our future hiring and retention needs, as well as the future fair market value of our common stock, all of which are subject to constant change. As a result, the reconciliation is not possible without unreasonable efforts. In addition, we believe such reconciliations could imply a degree of precision that might be confusing or misleading to investors. The actual effect of the reconciling items that we exclude from Adjusted EBITDA, when determined, may be significant to the calculation of GAAP Net Loss.  As a result, there can be no assurance that such reconciling items will not materially affect our future GAAP Net Loss or GAAP Diluted EPS.

Supplemental Operating Data
To supplement our consolidated financial statements presented in accordance with GAAP, we use certain supplemental operating data as a measure of certain components of operating performance. We review GMV because it provides a measure of the volume of goods being sold in our marketplaces and thus the activity of those marketplaces. GMV and our other supplemental operating data, including registered buyers, auction participants and completed transactions, also provide a means to evaluate the effectiveness of investments that we have made and continue to make in the areas of seller and buyer support, value-added services, product development, sales and marketing and operations. Therefore, we believe this supplemental operating data provides useful information to both management and investors. In addition, because we have historically reported certain supplemental operating data to investors, we believe the inclusion of this supplemental operating data provides consistency in our financial reporting. This data should be considered in addition to financial information prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

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Forward-Looking Statements
This document contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These statements include, but are not limited to, statements regarding the Company’s business outlook and RISE strategy; the beta testing of our new consolidated marketplace on our core e-commerce technology platform; the migration of our retail marketplace to our core e-commerce technology platform; expected benefits of our RISE strategy; expected future effective tax rates; and trends and assumptions about future periods. You can identify forward-looking statements by terminology such as "may," "will," "should," "could," "would," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continues" or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

There are several risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements in this document. Important factors that could cause our actual results to differ materially from those expressed as forward-looking statements are set forth in our filings with the SEC from time to time, and include, among others, changes in political, business and economic conditions, regional or general economic downturn or crisis and any conditions that affect e-commerce growth or cross-border trade; the impact of the coronavirus outbreak in China on our Company and our sellers and buyers; disruptions of transactions due to the coronavirus outbreak, including the impact of such disruptions on the Company’s ability to generate profits, stabilize or grow GMV in our CAG segment or accurately forecast transactions involving Chinese buyers or sellers, including transactions outside of China; the company's need to successfully react to the increasing importance of mobile commerce; digital marketing and data analytics; our dependence on our contract with Amazon for a significant portion of our inventory; variability in business related to mix, timing, and volume of supply; speed of recovery following natural disasters and severe weather; intense competition in our lines of business; our ability to successfully expand the supply of merchandise available for sale on our online marketplaces; our ability to attract and retain active professional buyers to purchase this merchandise; the timing and success of upgrades to our technology infrastructure; our ability to successfully integrate the Machinio operations with our business and realize the anticipated benefits; our management reorganization and our ability to retain key employees; business realignment costs related to severance and relocation of offices and facilities; our ability to attract and retain key employees; our ability to raise additional capital as and when required; our ability to timely upgrade and develop our technology systems, infrastructure and customer service capabilities at reasonable cost while maintaining site stability and performance and adding new products and features; our ability to enhance and improve our newly launched e-commerce technology platform and support services provided on this platform in a timely manner, our ability to price services to meet market demand; our reliance on third-party technology, such as Microsoft Azure cloud computing services and Oracle Fusion for enterprise resource planning and disruption to these cloud services or our ability to continue to license these cloud services to run our business or our ability to successfully configure these services to our business needs could expose us to performance claims as well as cause significant harm to our brand and reputation, which could impact our future sales; and the success of our RISE strategy, including the success of the launch of our anticipated consolidated marketplace, the implementation of the marketing-tech-enhanced improvements to this marketplace and the realization of anticipated benefits from these actions; and the risks and uncertainties set forth in the Company's Annual Report on Form 10-K for the year ended September 30, 2019, which is available on the SEC and Company websites. There may be other factors of which we are currently unaware or which we deem immaterial that may cause our actual results to differ materially from the forward-looking statements.

All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date of this document and are expressly qualified in their entirety by the cautionary statements included in this document. Except as may be required by law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect events or circumstances occurring after the date of this document or to reflect the occurrence of unanticipated events.

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About Liquidity Services
Liquidity Services (NASDAQ: LQDT) operates a network of leading e-commerce marketplaces that enable buyers and sellers to transact in an efficient, automated environment offering over 500 product categories. The Company employs innovative e-commerce marketplace solutions to manage, value and sell inventory and equipment for business and government sellers. Our superior service, unmatched scale and ability to deliver results enable us to forge trusted, long-term relationships with over 14,000 sellers worldwide. With over $8 billion in completed transactions, and over 3.6 million buyers in almost 200 countries and territories, we are the proven leader in delivering smart commerce solutions. Visit us at LiquidityServices.com.

Contact:
Julie Davis
Senior Director, Investor Relations
202.467.6868 ext. 2234
julie.davis@liquidityservices.com

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Liquidity Services and Subsidiaries
Unaudited Consolidated Balance Sheets
(Dollars in Thousands)

	December 31, 2019	September 30, 2019
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$24,183	$36,497
Short-term investments	25,000	30,000
Accounts receivable, net of allowance for doubtful accounts of $250 and $291	5,949	6,704
Inventory, net	5,808	5,843
Prepaid taxes and tax refund receivable	2,608	2,531
Prepaid expenses and other current assets	6,975	8,350
Total current assets	70,523	89,925
Property and equipment, net of accumulated depreciation of $11,564 and $10,566	18,695	18,846
Operating lease assets	11,724	—
Intangible assets, net	5,727	6,043
Goodwill	59,728	59,467
Deferred tax assets	851	866
Other assets	11,948	12,136
Total assets	$179,196	$187,283
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,714	$15,051
Accrued expenses and other current liabilities	19,055	28,794
Current portion of operating lease liabilities	4,893	—
Distributions payable	—	1,675
Deferred revenue	2,689	3,049
Payables to sellers	20,910	20,253
Total current liabilities	57,261	68,822
Operating lease liabilities	7,646	—
Deferred taxes and other long-term liabilities	1,852	2,286
Total liabilities	66,759	71,108
Commitments and contingencies (Note 11)	0	0
Stockholders’ equity:
Common stock, $0.001 par value; 120,000,000 shares authorized; 33,887,591 shares issued and outstanding at December 31, 2019; 33,687,115 shares issued and outstanding at September 30, 2019	34	34
Additional paid-in capital	243,311	242,686
Accumulated other comprehensive loss	(7,140)	(7,973)
Accumulated deficit	(123,768)	(118,572)
Total stockholders’ equity	112,437	116,175
Total liabilities and stockholders’ equity	$179,196	$187,283

Liquidity Services and Subsidiaries
Unaudited Consolidated Statements of Operations
(Dollars in Thousands, Except Per Share Data)

	Three Months Ended December 31,
	2019	2018
	(Unaudited)
Revenue	$30,349	$35,735
Fee revenue	19,155	18,318
Total revenue	49,504	54,053
Costs and expenses from operations:
Cost of goods sold (excludes depreciation and amortization)	24,176	24,956
Seller distributions	—	2,624
Technology and operations	11,241	12,524
Sales and marketing	9,605	8,981
General and administrative	7,707	8,634
Depreciation and amortization	1,572	1,204
Other operating expenses	193	205
Total costs and expenses	54,494	59,128
Loss from operations	(4,990)	(5,075)
Interest and other income, net	(252)	(319)
Loss before provision (benefit) for income taxes	(4,738)	(4,756)
Provision (benefit) for income taxes	458	266
Net loss	$(5,196)	$(5,022)
Basic and diluted loss per common share	$(0.15)	$(0.15)
Basic and diluted weighted average shares outstanding	33,545,235	32,808,144

Liquidity Services and Subsidiaries
Unaudited Consolidated Statements of Cash Flows
(Dollars in Thousands)

	Three Months Ended December 31,
	2019	2018
	(Unaudited)
Operating activities
Net loss	$(5,196)	$(5,022)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	1,572	1,204
Stock compensation expense	1,039	1,513
Provision for doubtful accounts	21	81
Deferred tax provision (benefit)	100	20
Gain on disposal of property and equipment	(12)	(11)
Change in fair value of earnout liability	200	100
Changes in operating assets and liabilities:
Accounts receivable	734	(1,298)
Inventory	35	(374)
Prepaid and deferred taxes	(77)	211
Prepaid expenses and other assets	(725)	1,401
Operating lease assets and liabilities	(97)	—
Accounts payable	(5,337)	(3,490)
Accrued expenses and other current liabilities	(9,409)	(413)
Distributions payable	(1,675)	(607)
Deferred revenue	(359)	633
Payables to sellers	658	(1,785)
Other liabilities	(75)	(239)
Net cash (used in) provided by operating activities	(18,603)	(8,076)
Investing activities
Increase in intangibles	(20)	(5)
Purchases of property and equipment, including capitalized software	(1,330)	(1,575)
Proceeds from sales of property and equipment	12	24
Proceeds from promissory note	2,553	—
Purchases of short-term investments	(25,000)	(10,000)
Maturities of short-term investments	30,000	—
Net cash (used in) provided by investing activities	6,215	(11,556)
Financing activities
Payments of the principal portion of finance lease liabilities	(8)	—
Taxes paid associated with net settlement of stock compensation awards	(498)	—
Proceeds from exercise of stock options	2	8
Net cash (used in) provided by financing activities	(504)	8
Effect of exchange rate differences on cash and cash equivalents	578	(311)
Net (decrease) increase in cash and cash equivalents	(12,314)	(19,935)
Cash and cash equivalents at beginning of period	36,497	58,448
Cash and cash equivalents at end of period	$24,183	$38,513
Supplemental disclosure of cash flow information
Cash paid for income taxes, net	$9	$32